0616302.08

                      SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement"), dated as of July 1, 1999 is entered into by and between HOWARD A. GOLDBERG (the "Executive"), and PLAYERS INTERNATIONAL, INC., on behalf of itself and all of its parents, subsidiaries, divisions, affiliates, successors and assigns (hereinafter collectively referred to as the "Company").

                      W I T N E S S E T H:

     WHEREAS:

     (1)   The  Executive and the Company entered into an amended
employment   agreement  dated  as  of  October  1,  1996   (which
agreement, as amended and modified, is referred to herein as the "Employment Agreement");

     (2) The Company and Jackpot Enterprises, Inc. and JEI Merger Corp. (the "Jackpot Entities") have previously entered into a merger agreement on February 8, 1999 (the "Merger Agreement") which calls for the resignation of the Executive upon the consummation of the merger and the payment to him of all payments required to be made upon a change in control.

     (3) The Executive and the Company believe a termination of the Executive's employment with the Company by mutual consent and his resignation as a director by mutual consent to be beneficial for both the Executive and the Company;

     (4) With the consent of the Jackpot Entities, the Executive and the Company desire to settle fully and finally any and all differences between them, including, but in no way limited to, any differences that might arise, or might have arisen, under the Employment Agreement or out of the Executive's employment with the Company and his resignation from employment with the Company.

     (5) The Board of Directors of the Company (the "Board") has reviewed and approved the terms of this Agreement at a meeting duly held and called for such purpose.

     NOW, THEREFORE, in consideration of the promises, releases, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

     1. Termination Date. The Executive and the Company mutually agree that this Agreement shall become effective (the "Effective Date") at 5:00 p.m. E.D.T. on the last day of the Revocation Period, as hereinafter defined, and that the Executive shall resign from his employment with the Company effective as of the close of business on the second business day following the expiration of the Revocation Period (the "Termination Date"). The Executive further agrees to resign, as of the Termination Date, from any and all directorships, committee memberships, offices and any other positions with the Company. The Executive further agrees that subsequent to the Termination Date he shall not represent or hold himself out as an officer, director, employee or member of any committee of the Company.

     2.   Settlement Payments.

          (a) Upon the first business day prior to the Termination Date, the Executive shall receive a lump-sum payment equal to $495,000, representing that part of the Initial Payment referenced in Exhibit A hereto which is made in respect of bonus earned but not yet paid for the Company's fiscal year ended
March 31, 1999 under paragraph 9(c)(iii) of his Employment Agreement and bonus payable in satisfaction of Paragraph 9(c)(ii) of his Employment Agreement;

          (b) Upon the Termination Date, the Executive shall receive

               (i)    a  lump  sum  payment  equal  to  $450,000,
          representing  the  balance  of  the  Initial   Payments
          referenced in Exhibit A pursuant to paragraph 9(c)(i) of his Employment Agreement.

               (ii) the immediate vesting of all stock options held by the Executive pursuant to paragraph 9(c)(v) of his Employment Agreement notwithstanding the terms of any such grant to the contrary, with the ability to exercise any such options for 12 months following the Termination Date, or for such shorter period as is expressly permitted by the Merger Agreement, or for such longer period as will permit the Executive to exercise his options in connection with any transaction resulting from a Follow-On Agreement, as hereinafter defined, but in no event after the earlier of (A) the expiration of the originally applicable five or ten-year option term, as the same may have been previously extended, or (B) September 30, 2000; and

               (iii) continuation coverage rights from the Company under the Federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, which shall commence on the Termination Date pursuant to paragraph 9(c)(vi) of his Employment Agreement.

          Notwithstanding the foregoing paragraph 2(b)(ii), Executive agrees that upon a Merger, as hereinafter defined, the Company may, if required in the Follow-On Agreement, as hereinafter defined, require that Executive surrender for cancellation all of Executive's outstanding options in exchange for a cash payment equal to the amount (if any) by which the Change in Control price of the stock underlying Executive's options exceeds the applicable option price, and, in that event, all such options will be canceled (without regard to whether the fair market value of the stock exceeds the option price at such time).

          (c) In the event of, and immediately upon the closing of, a Merger, as hereinafter defined, the Executive or, in the event of his death, the beneficiary or beneficiaries whom the Executive has identified to the Company for this purpose, or, in the event notice from the Executive to the Company identifying his beneficiaries has not been received prior to the Executive's date of death, the Executive's estate shall receive an additional lump-sum payment, pursuant to paragraph 9(d) of his Employment
Agreement, equal to $2,285,000 representing the contingent payments referenced in Exhibit A.

          For purposes of this paragraph 2(b), a Merger shall mean the consummation of a transaction constituting a "Change of Control", as defined under paragraph 1(g) of the Employment
Agreement (a "Change in Control"), with Jackpot Enterprises, Inc., or any subsidiary thereof, occurring at any time after the Effective Date, or with any other entity identified on Exhibit B hereto, provided a definitive agreement to complete such transaction shall have been entered into by the Company with such other entity within six months following the termination of the Merger Agreement but in no event later than September 30, 2000 (a "Follow-On Agreement").

          (d) The Company shall be entitled to withhold from the benefits and payments described herein (and in Exhibit A) all income and employment taxes required to be withheld by applicable law.

     3. Vacation. The Executive acknowledges and agrees that, upon receipt of the amount as set forth in paragraph 2(a) hereof, the Company shall have fully satisfied its obligations to the Executive with respect to vacation days through the Termination Date and that the Executive shall not be entitled to accrue any days off in the nature of vacation days, personal days or holidays subsequent to the Termination Date.

     4. Benefit Plans; Business Expenses. Any amounts to which the Executive is entitled under the Company's 401(k) Plan shall be payable in accordance with, and subject to the terms and conditions of, such plan. The Executive shall be entitled to receive reimbursement from the Company, upon submission of appropriate documentation, for all reasonable, out-of-pocket ordinary and necessary business expenses incurred by him in performing services for the Company prior to the Termination Date.

     5. Release by the Executive. As a material inducement to the Company to enter into this Agreement, and in consideration of its agreements and obligations under this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Executive, the Executive hereby irrevocably, unconditionally and generally releases the Company and its respective parents, affiliates, shareholders, officers, directors, employees, lenders and attorneys, and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (collectively, the "Company Releasees"), from, and hereby waives and/or settles, any and all, actions, causes of action, suits, debts, sums of money, agreements, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which the Executive ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release (collectively, the "Executive Claims") arising directly or indirectly pursuant to or out of his employment with or service as a director of the Company, the performance of services for the Company or any Releasee or the termination of such employment or services and, specifically, without limitation, any rights and/or the Executive Claims (a) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (b) for wrongful dismissal or termination of employment; (c) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or that specifically prohibit discrimination based upon age, race, religion, sex, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the New Jersey labor and employment laws, and any related New Jersey laws, and applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes; and (d) for damages, including, without limitation, punitive or compensatory damages or for attorneys' fees, expenses, costs, wages, injunctive or equitable relief. This paragraph shall not apply to any rights or claims that the Executive may have for a breach of this Agreement, including, without limitation, paragraph 14(b) hereof.

     6. Release by the Company. The Company hereby irrevocably, unconditionally and generally releases the Executive and his heirs, executors, administrators, attorneys and assigns (collectively, the "Executive Releasees") from, and hereby waives and/or settles, any and all actions, causes of action, suits, debts, sums of money, agreements, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which the Company ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release (collectively, "Company Claims") arising directly or indirectly pursuant to or out of the Executive's employment with or service as a director of the Company, his performance of services for the Company or any Company Releasee or the termination of such employment or services and, including, without limitation, any rights and/or Company Claims (a) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; and (b) for damages, including punitive or compensatory damages or for attorneys' fees, expenses, costs, injunctive or equitable relief. This paragraph shall not apply to any rights or claims that the Company may have for a breach of this Agreement, including, without limitation, the Executive's undertaking referred to in paragraph 14(b) hereof.

     7. No Litigation. The Executive represents and warrants that he has not filed, commenced or participated in any way in any complaints, claims, actions or proceedings of any kind against any Company Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body and he agrees not to file, assert or commence any complaint, claim, action or proceeding of any kind against any Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body with respect to any matter from the beginning of the world to the Termination Date. The Company represents and warrants that it has not filed, commenced or participated in any way in any complaints, claims, actions or proceedings of any kind against the Executive Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body and the Company agrees not to file, assert or commence any complaint, claim, action or proceeding of any kind against the Executive or any Executive Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body with respect to any matter from the beginning of the world to the Termination Date. This paragraph shall not apply to any rights or claims that the Executive or the Company may have for a breach of this Agreement, including, without limitation, paragraph 14(b) hereof and the undertaking referred to therein.

     8. No Right to Reinstatement. The Executive hereby waives any right to, and agrees not to, seek reinstatement of employment with the Company.

     9.   Representation by Counsel/Revocation.

          (a)    By   executing  this  Agreement,  the  Executive
acknowledges that: (i) he has been advised by the Company to consult with an attorney before executing this Agreement and has consulted and been represented by Stephen T. Lindo, Esq., of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, and James P. Clark, Esq. of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California 90067-3026 in connection therewith; (ii) he has been provided with at least a twenty-one (21) day period to review and consider whether to sign this Agreement and that by executing and delivering this Agreement to the Company, he is waiving any remaining portion of such twenty-one (21) day period; and (iii) he has been advised that he has seven (7) days following execution of the Agreement, to revoke this Agreement. Such seven day period is referred to herein as the "Revocation Period".

          (b) Subject to the last sentence of this subparagraph, this Agreement will not be effective or enforceable against the Executive until the Revocation Period has expired. Such revocation shall only be effective if an originally executed written notice thereof is delivered to the Company on or before 5:00 p.m. on the last day of the Revocation Period. If so revoked, this Agreement shall be deemed to be void ab initio and of no further force and effect. The parties have agreed that the Agreement (i) will be delivered for execution by the Executive only after it has been fully executed by the Company , (ii) will not be subject to revocation by the Company at any time after execution, and (iii) will be effective and fully enforceable against the Company unless the Agreement is revoked by the Executive prior to the expiration of the Revocation Period.

     10. Representation. The Company hereby represents and warrants to the Executive that (i) it has received all corporate authorizations necessary for the execution of this Agreement on the terms and conditions set forth herein, (ii) there are no regulatory approvals that are necessary for the execution and performance of this Agreement by the Company (other than those conditions which are required to be satisfied under Sections 6.1(c) and 7.1(c) of the Merger Agreement, insofar as they affect the Company's obligation to make the payments due under paragraph 2(c) hereof), and (iii) its entering this Agreement and the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization or any law or governmental regulation.

     11. No Admissions. This Agreement shall not in any way be construed as an admission by the Company that the Company acted wrongfully with respect to the Executive or that the Executive has any rights whatsoever against the Company, and the Company specifically disclaims any liability for any wrongful acts against the Executive on the part of itself, its affiliates, employees, or agents. This Agreement shall not in any way be construed as an admission by the Executive that he acted wrongfully with respect to the Company or that the Company has any rights whatsoever against the Executive, and the Executive specifically disclaims any liability for any wrongful acts against the Company.

     12. Non-Derogation; Public Comment. The Executive agrees that, except as required by applicable law, or compelled by process of law, neither he, nor anyone acting on his behalf, shall hereafter (a) make any derogatory, disparaging or critical statement about any Releasee or any of the Company's current officers, directors, employees, shareholders or lenders or any persons who were officers, directors, employees, shareholders or lenders of the Company since May 19, 1993, or engaged in business on behalf of the Company during the period from May 19, 1993, through the Termination Date; or (b) without the Company's prior written consent, communicate, directly or indirectly, with the press or other media, concerning the past or present employees or business of the Company or of any Releasee. The Company agrees that, except as required by applicable law, or compelled by process of law, neither it, nor anyone acting on its behalf, shall hereafter (a) make any derogatory, disparaging or critical statement about the Executive; or (b) without the Executive's prior written consent, communicate, directly or indirectly, with the press or other media, concerning the Executive.

     13. Covenant Not to Compete; Covenants to Protect Confidential Information. Paragraphs 10 and 11 of the Employment Agreement shall survive the execution of this Agreement in its entirety. Unless payments are made to the Executive under paragraph 2(c) hereof, the non-competition period shall expire one year from the Termination Date. If payments are made to the Executive under paragraph 2(c) hereof, the non-competition period shall expire on the third anniversary of the Termination Date.

     14.  Indemnification.

          (a) The Company shall extend to the Executive the benefits of Section 5.9 of the Merger Agreement, provided that the merger with the Jackpot Entities occurs. If the merger with the Jackpot Entities does not occur, and a Follow-On Agreement is hereafter entered into, and a transaction constituting a Change in Control thereafter occurs, the Company shall extend to the Executive the benefits of any provision that is included in any such agreement that is similar to Section 5.9 of the Merger Agreement.

          (b) The Company agrees that it will continue to advance promptly to the Executive, following his termination of employment from the Company (or to pay directly), all amounts reasonably incurred by the Executive for attorney's fees and expenses in defending, or appearing as a witness in, any and all civil, criminal, administrative, or investigative actions, suits, or proceedings, including grand jury and/or regulatory proceedings, without regard to the jurisdiction(s) in which such proceedings may occur ("Proceedings"), until the final disposition of such Proceedings, in each case subject to the Executive's prior written undertaking (the "Undertaking") to repay to the Company amounts so advanced in accordance with the terms thereof.

          (c) The Executive agrees to cooperate fully, at reasonable times and subject to reimbursement from the Company of all related expenses, with the Company and any governmental authority regarding the Proceedings until the final disposition of the Proceedings.

          (d) The Company represents that (i) it has independently investigated the Company's activities from May 1993 to date in connection with the Louisiana riverboat casino complexes, (ii) as part of such investigation, the Executive has been debriefed regarding his activities in connection therewith, and (iii) it has reported the information learned from such investigation to the Board. The Executive represents that he has fully and accurately disclosed such activities to the Company. The Company agrees to use its best efforts to oppose any finding by a regulatory agency or authority that would adversely affect the Executive's ability to become licensed by the applicable gaming authorities in any jurisdiction, unless such finding was reached after a formal hearing at which the Company acted in a manner consistent with the foregoing obligations and the Executive was given an opportunity to participate in full.

          (e) Paragraph 12(b) and (d) of the Employment Agreement, are retained without change; Paragraphs 12(a) and (c) of the Employment Agreement are revised to read as follows (changed language in bold); the following new paragraphs (e) and
(f) are added to Paragraphs 12 of the Employment Agreement at the end, and all such provisions, as so continued, modified or added, shall survive the execution of this Agreement in their entirety:

          (a) The Company shall indemnify the Executive to the fullest extent permitted by Nevada law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Paragraph 12, "Term of Employment" shall mean the period commencing May 19, 1993, and ending on the Termination Date specified in paragraph 1 of the Agreement of which this amendment is a part, and a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative, regulatory, or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit, or proceeding by reason of the fact that he is or was an officer, director, or employee of the Company, or is or was serving as an officer, director, member, employee, trustee, or agent of any other entity at the request of the Company.

          (c) The Executive shall not be entitled to indemnification under this Paragraph 12 unless he meets the standard of conduct specified in the Nevada General Corporation Law. Notwithstanding the foregoing, to the extent permitted by law, neither Section 78.751 of the Nevada General Corporation Law, nor any similar provision shall apply to indemnification under this Paragraph 12, so that if the Executive in fact meets the applicable standard of conduct, he shall be entitled to such indemnification whether or not the Company (whether by the board of directors, the shareholders, independent legal counsel or other party) determines that indemnification is proper because he has met such applicable standard of conduct. Neither the failure of the Company to have made such a determination prior to the commencement by the Executive of any suit or arbitration proceeding seeking indemnification, nor a determination by the Company that he has not met such applicable standard of conduct, shall create a presumption that he has not met the applicable standard of conduct.

          (e) The Company shall give at least three days prior notice to the Executive, and an opportunity to comment thereon and/or react thereto, before proposing or consummating any settlement for resolution of any Proceedings that adversely affect the Executive or his reputation.

          (f) The foregoing provisions of this Paragraph 12 shall be in addition to and shall in no way limit any rights which the Executive may have under: (i) Nevada Revised Statutes, Title 7, Chapter 78, 751; (ii) Article IX of the Company's By-
laws,  as  in  effect on the date hereof; (iii) the  Undertaking;
(iv)   the   Merger   Agreement;   (v)   this   Agreement;    and
(vi) directors' and officers' and all other liability insurance policies maintained by the Company."

     15. Settlement of Disputes. Paragraph 20 of the Employment Agreement shall survive the execution of this Agreement in its entirety, such that this Agreement shall be treated as the "Agreement" for purposes of such Paragraph. The Company agrees that it will promptly pay all legal fees and expenses incurred by the Executive in connection with the negotiation and implementation of this Agreement.

     16.   Executive's  Continued Availability  and  Cooperation;
Cooperation  and Consultation With The Executive By The  Company;
Access to Records.

          (a) The Executive shall continue to make himself reasonably available to the Company for a period of six months from the Termination Date to advise on transition matters as to which the Executive has knowledge; provided however that the Executive may provide such services at reasonable times so as not to interfere with his obligations resulting from employment or self-employment activities following his termination of employment from the Company. In consideration of the performance by the Company of its obligations under this Agreement, the Executive agrees to provide such services without additional compensation from the Company; provided, however, that the Company shall reimburse the Executive for his reasonable out-of-pocket expenses incurred in the performance of services rendered hereunder.

          (b) Without limitation on the rights set forth in Paragraph 12(e) of the Employment Agreement, as herein amended, the Company represents and warrants that it will not communicate with regulatory, civil and/or criminal agencies or authorities in any jurisdiction concerning the Executive, whether orally or in writing, without: (i) promptly, and in no event later than three business days thereafter, giving the Executive notice of the occurrence of such communications, together with copies of any such written materials furnished to such agencies and authorities, and discussing and reviewing with the Executive the nature and content of those communications; and (ii) subject to any necessary consents of the agency or authority involved, permitting the Executive and/or, at his election, his legal counsel, to take part in those communications.

          (c) The Company shall continue to provide the Executive with reasonable access to the Company's records, at reasonable times and subject to reasonable conditions, where relevant to any proceeding in which the Executive is a participant, to the extent such proceeding involves the Executive's employment with the Company.

     17. Survival. The covenants, representations and acknowledgments contained herein shall survive the execution and delivery of this Agreement and the completion of the payments set forth in paragraph 2 hereof. The last paragraph of Paragraph 9(d) of the Employment Agreement shall survive the execution of this Agreement and the parties agree that Ernst & Young, LLP is the Accounting Firm referenced therein. Payments made under this Agreement shall be treated as "Agreement Payments" for purposes of such Paragraph 9(d).

     18. Specific Performance. The parties hereto each agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused. It is hereby agreed that, in addition to any remedies not precluded by this Agreement, each party shall be entitled to seek an injunction restraining any violation or threatened violation of such provisions of this Agreement or to specific performance or other equitable relief with respect to any of the provisions of this Agreement. If any provision of this Agreement is found to be illegal or unenforceable by an arbitrator or by a court of competent jurisdiction, the remaining terms of the Agreement shall continue in full force and effect and the offending provision(s) shall be deemed reformed and amended to the minimum extent necessary to bring it or them within the legal requirements for enforceability.

     19. Further Assurances. Each party hereto shall promptly execute, acknowledge and deliver any and all documents and take any and all actions, as any of the other party shall reasonably request in order to carry out the intent and meaning of, and to give full effect to, this Agreement and each provision hereof.

     20. Assignment. This Agreement is personal to the Executive and the Executive may not assign his rights or delegate any of his duties or obligations hereunder. The Company may assign its rights and delegate its duties under this Agreement or any of its interests herein (a) to any entity which is a party to a merger or consolidation with the Company, (b) to any affiliate of the Company or (c) to any entity acquiring substantially all of the assets of the Company, provided that no such assignment shall relieve the assignor of its obligations hereunder. The Company shall give the Executive prompt notice of any such assignment.

     21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given,
(ii) on the day of transmission if sent via facsimile transmission to the facsimile numbers given below, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party at the following addresses (or at such other address as a party may specify by notice to the other):

           (a)  If to the Executive, to him at:

           117 Cheltenham Avenue
           Linwood, NJ  08221
           Telecopy:  (609) 927-6077

           with a copy to:

           Willkie Farr & Gallagher
           787 Seventh Avenue
           New York, NY  10019-6099
           Attn:  Stephen T. Lindo, Esq.
           Telecopy:  (212) 728-8111

           and to:

           Gibson, Dunn & Crutcher LLP
           2020 Century Park East
           Suite 4000
           Los Angeles, CA  90067-3026
           Attn:  James P. Clark, Esq.
           Telecopy:  (310) 552-7014

           (b)  If to the Company, to it at:

           Players International, Inc.
           Citicenter Building
           Suite 800
           1300 Atlantic Avenue
           Atlantic City, NJ  08401
           Attn:  Chief Financial Officer
           Telecopy:  (609) 449-7772

           with a copy to

           Sterns & Weinroth
           2901 Atlantic Avenue
           Atlantic City, NJ  08401
           Attn:  Nicholas Casiello, Jr., Esq.
           Telecopy:  (609) 340-8722

           and to:

           The Bachelder Group
           780 Third Avenue
           New York, NY  10017
           Attn:  Sara Champion Adams, Esq.
           Telecopy:  (212) 319-3900

     22. Miscellaneous. This Agreement: (a) constitutes the sole and complete understanding and agreement between the parties hereto with respect to the matters set forth herein and there are no other agreements or understandings, whether written or oral and whether made contemporaneously or otherwise, that are binding upon the parties hereto, other than those paragraphs of agreements which are expressly incorporated herein by reference;
(b) fully supersedes the Employment Agreement except as otherwise provided for herein; (c) shall be subject to, governed by and construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to New Jersey's conflict-of-laws principles; (d) shall inure to the benefit of and be binding upon the Executive and the Company and their respective heirs, devisees, legatees, executors, administrators, successors and permitted assigns and each Releasee; and (e) may not be amended or modified except by written agreement duly executed by the Company and the Executive.

     23. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                   /s/ Howard A. Goldberg
                                   -------------------------------
                                   HOWARD A. GOLDBERG


                                   PLAYERS INTERNATIONAL, INC.


                                   By: /s/ Lawrence Cohen
                                       ---------------------------
                                   Name:   Lawrence Cohen
                                   Title:  Director


                            Exhibit A

SCHEDULE OF PAYMENT TO BE MADE PURSUANT TO SEPARATION AGREEMENT

INITIAL PAYMENTS - due on first business day following expiration of Revocation Period.

Payments accrued but unpaid:

Mar '99 bonus                                 $170,000

Unused Vacation                                 25,000


Payments under Employment Agreement Section
9(c) because of termination without cause, with agreed reductions:

Settlement of salary continuation              390,000

Settlement of bonus continuation               325,000

Settlement of first year benefits
  continuation                                  35,000
                                              --------
                                                         $945,000
                                                         ========


CONTINGENT PAYMENTS - due at closing of
merger

Payments under 9(d):

Balance settlement of salary continuation      945,000

Balance settlement of bonus continuation     1,250,000

Balance settlement of benefit continuation      90,000
                                            ----------
                                                       $2,285,000
                                                       ==========


                                 Total:                $3,230,000
                                                       ==========



                          Exhibit B

     The following is a list of enterprises with respect to which a change in control transaction has received active consideration by the Board of Directors of Players International, Inc. prior to the Termination Date:

Apollo/Michael Ashner

Aztar

Boyd Gaming Corp.

Colony Capital/Harvey's

Harrah's Entertainment

Hollywood Park

Horseshoe Gaming, Inc./Binion

Insignia Financial/Andrew Farkas

Jackpot Enterprises, Inc.

Jacobs Entertainment/Black Hawk Gaming

Ladbroke Group/Colorado Gaming

Thomas H. Lee Company

MacAndrew & Forbes/Ronald Perelman

North Star Capital Partners/Ed Sheetz & David Hamamoto

Penn-National Gaming

Sun International

Note: For purposes of this Exhibit, a transaction with an affiliate of any of the above-listed companies or named individuals will be treated in the same manner as a transaction with one of the above-listed companies itself.